Exhibit 10.13

VMWARE, INC.

2007 EQUITY AND INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

I. NOTICE OF GRANT

Unless otherwise defined herein, the terms defined in the VMware, Inc. 2007 Equity and Incentive Plan (the “Plan”) will have the same defined meanings in this notice of grant (“Notice of Grant”) and Restricted Stock Unit agreement (“Agreement”).

Name:	(“Participant”)

Address:

The Participant has been granted an Award of Restricted Stock Units (“RSUs”). Each RSU represents the right to receive one share of Stock, subject to the terms and conditions of this Notice of Grant, the Plan and this Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of RSUs:

Vesting Schedule:

[VESTING SCHEDULE TO BE REVISED FOR EACH EMPLOYEE] [37.5% of the total Number of RSUs shall vest on the eighteen month anniversary of the Vesting Commencement Date and 12.5% vests on each subsequent six month anniversary], subject to the Participant’s continuing employment with the Company, any Subsidiary, the Parent or an Affiliate in which the Company and/or Parent hold, directly or indirectly, at least 80% of the equity or voting interest through each vesting date.

Form of Time-Vested RSU Agreement

for US Employees

II. AGREEMENT

1. Grant of the RSUs. The Company has granted the Participant the number of RSUs set forth in the Notice of Grant. However, unless and until the RSUs will have vested, the Participant will have no right to the payment or receipt of any Stock subject thereto. Prior to actual payment or receipt of any Stock, the RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2. Vesting of RSUs. Subject to Section 4, the Participant will vest in the RSUs in accordance with the vesting schedule set forth in the Notice of Grant; provided, that, in the event the Participant incurs a termination of employment for any reason other than due to the Participant’s death or “disability” (as defined under the applicable long-term disability plan of the Company, Subsidiary, Parent or Affiliate, or, if there is no such plan, as determined by the Board or the Committee (each, the “Administrator”)), such that the Participant is no longer employed by the Company, any Subsidiary, the Parent or an Affiliate in which the Company and/or Parent hold, directly or indirectly, at least 80% of the equity or voting interest, the Participant’s right to vest in the RSUs and to receive the Stock related thereto will terminate effective as of the date that Participant ceases to be so employed and thereafter, the Participant will have no further rights to such unvested RSUs or the related Stock. In such case, any unvested RSUs held by the Participant immediately following such termination of employment shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the unvested RSUs and shall have all the rights and interest in or related thereto without further action by the Participant. In the event that the Participant’s employment is terminated by reason of death or disability, then any unvested portion of the RSUs shall automatically accelerate and the Participant shall become fully vested in the RSUs upon termination of employment by reason of death or disability. In all cases, the date of termination of employment shall be determined in the sole discretion of the Administrator.

3. Issuance of Stock. No Stock shall be issued to the Participant prior to the date on which the RSUs vest. After any RSUs vest and subject to the terms of this Agreement, including without limitation Section 6 hereof, the Company shall cause to be issued (either in book-entry form or otherwise) to the Participant or the Participant’s beneficiaries, as the case may be, that number of shares of Stock corresponding to the number of such vested RSUs as soon as administratively practicable following vesting, but in no event shall the issuance of such shares be made subsequent to March 15th of the year following the year in which the shares vested. No fractional shares of Stock shall be issued under this Agreement. Notwithstanding any provision in the Plan to the contrary, the RSUs shall be settled only in shares of Stock.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the RSUs at any time, subject to the terms of the Plan. If so accelerated, such RSUs will be considered as having vested as of the date specified by the Administrator.

5. Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory

Form of Time-Vested RSU Agreement

for US Employees

to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

6. Taxes.

(a) Generally. The Participant is ultimately liable and responsible for all taxes owed in connection with the RSU, regardless of any action the Company or any of its Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the RSU. Neither the Company, the Parent nor any of Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the RSU or the subsequent sale of Stock issuable pursuant to the RSU. The Company, the Parent and the Subsidiaries do not commit and are under no obligation to structure the RSU to reduce or eliminate the Participant’s tax liability.

(b) Payment of Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no Stock will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by the Participant with respect to the payment of any taxes which the Company determines must be withheld with respect to the RSUs. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy such tax withholding obligations, in whole or in part, by withholding otherwise deliverable Stock having an aggregate Fair Market Value sufficient to (but not exceeding) the minimum amount required to be withheld and/or by the sale of shares of Stock to generate sufficient cash proceeds to satisfy any such tax withholding obligation. The Participant hereby authorizes the Administrator to take any steps as may be necessary to effect any such sale and agrees to pay any costs associated therewith, including without limitation any applicable broker’s fees. In addition, and to the maximum extent permitted by law, the Company may exercise the right to retain, without notice, from salary or other amounts payable to the Participant, cash having a value sufficient to satisfy any tax withholding obligations that cannot be satisfied by the withholding and/or sale of otherwise deliverable shares of Stock.

7. Changes in Stock. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, or other similar corporate transaction or event affecting the Stock occurs such that an adjustment or change is determined by the Administrator (in its sole discretion) to be necessary or appropriate, the Administrator shall proportionately adjust this Award in accordance with the terms of the Plan, including adjustments in the number and kind of shares of Stock or other property the Participant would have received upon vesting of the RSUs; provided, however, that the number of shares of Stock into which the RSUs may be converted shall always be a whole number.

8. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Stock deliverable hereunder unless and until certificates representing such Stock (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including

Form of Time-Vested RSU Agreement

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through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Stock and receipt of dividends and distributions on such Stock.

9. No Effect on Employment. The transactions contemplated hereunder and the vesting schedule set forth in the Notice of Grant do not: (i) constitute an express or implied promise of continued employment for any period of time, (ii) interfere with right of the Company, the Parent or any Subsidiary right to terminate the Participant’s employment at any time in accordance with applicable law, or (iii) entitle the Participant to pay additional rights under the Plan or under any other welfare or benefit plan of the Company, the Parent or any Subsidiary.

10. Black Out Periods. The Participant acknowledges that, to the extent the vesting of any RSUs occurs during a “blackout” period wherein certain employees, including the Participant, are precluded from selling Stock, the Administrator retains the right, in its sole discretion, to defer the delivery of the Stock pursuant to the RSU; provided, however, that the Administrator shall not exercise its right to defer the Participant’s receipt of such Stock if such shares of Stock are specifically covered by a Rule 10b5-1 trading plan of the Participant which causes such shares to be exempt from any applicable blackout period then in effect. In the event the receipt of any shares of Stock is deferred hereunder due to the existence of a regularly scheduled blackout period, such shares shall be issued to the Participant on the first day following the termination of such regularly scheduled blackout period; provided, however, that in no event shall the issuance of such shares be deferred subsequent to March 15th of the year following the year in which the shares otherwise would have been issued. In the event the receipt of any shares of Stock is deferred hereunder due to the existence of a special blackout period, such shares shall be issued to the Participant on the first day following the termination of such special blackout period as determined by the Company’s General Counsel or his or her delegatee; provided, however, that in no event shall the issuance of such shares be deferred subsequent to March 15th of the year following the year in which such shares otherwise would have been issued. Notwithstanding the foregoing, any deferred shares of Stock shall be issued promptly to the Participant prior to the termination of the blackout period in the event the Participant ceases to be subject to the blackout period. The Participant hereby represents that he or she accepts the effect of any such deferral under relevant federal, state and local tax laws or otherwise.

11. Award is Not Transferable. Except to the limited extent provided in Section 5 above, this Award of RSUs and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way by the Participant (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Participant has been issued the Stock. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void. The terms of this Agreement shall be binding upon the Participant’s executors, administrators, heirs, successors and any permitted transferees.

Form of Time-Vested RSU Agreement

for US Employees

12. Entire Agreement. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the RSUs.

13. Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Certificates for Stock. The Company shall not be required to issue any certificate or certificates for Stock hereunder prior to fulfillment of all the following conditions: (a) the admission of such Stock to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Stock under any state, federal or foreign law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the RSUs as the Administrator may establish from time to time for reasons of administrative convenience.

15. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

16. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Definitions. In the event that the term “Cause” is not defined in an employment agreement entered into by the Participant, the occurrence of any of the following, as reasonably determined by the Company or the Administrator in good faith, shall constitute “Cause,” provided that the Participant has been given notice by the Company of the existence of Cause and, if the existence of Cause is curable, a reasonable opportunity to cure the existence of such Cause:

(i) willful neglect, failure or refusal by the Participant to perform his or her employment duties (except resulting from the Participant’s incapacity due to illness) as reasonably directed by his or her employer;

Form of Time-Vested RSU Agreement

for US Employees

(ii) willful misconduct by the Participant in the performance of his or her employment duties;

(iii) the Participant’s indictment for a felony (other than traffic related offense) or a misdemeanor involving moral turpitude; or

(iv) the Participant’s commission of an act involving personal dishonesty that results in financial, reputational, or other harm to the Company and its affiliates and subsidiaries, including, but not limited to, an act constituting misappropriation or embezzlement of property.

19. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20. Notice of Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules of the State of Delaware.

21. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

22. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Company, at the address provided below, and the Participant at his or her address as shown on the Company’s, Parent’s or any Subsidiary’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

To the Company:	VMware, Inc.
3401 Hillview Avenue
Palo Alto, CA 94304
Attention: Stock Administrator

Form of Time-Vested RSU Agreement

for US Employees

Unless the Participant notifies the Company within ten (10) days following receipt of this Agreement that he or she declines this Award, the Participant will be deemed to have accepted and agreed to the terms and conditions of this Agreement and the Plan. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, which are incorporated herein by reference.

PARTICIPANT	VMWARE, INC.

Signature	By

Print Name	Title

Date: , 2007	Date: , 2007